UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 18, 2005

THE COLONIAL BANCGROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13508	63-0661573
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

One Commerce Street

Montgomery, Alabama 36104

(Address of Principal Executive Offices)

(334) 240-5000

(Registrant’s telephone number)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(c) under the Exchange Act (17 CFR 240.14d-2(c))

Item 7.01 Regulation F-D Disclosure.

On February 18, 2005, The Colonial BancGroup, Inc. (“BancGroup”) consummated the forward sale agreement that it entered into on November 18, 2004 (the “Forward Sale Agreement”) with Lehman Brothers Finance S.A. (“Lehman”) relating to the forward sale by BancGroup of 8,400,000 shares of its common stock, par value $2.50 per share. In connection with the settlement of the Forward Sale Agreement, BancGroup is issuing 8,400,000 shares of common stock, which will be used to discharge BancGroup’s and Lehman’s obligations under the Forward Sale Agreement. Pursuant to the consummation of the transaction, which is expected to settle on February 24, 2005, BancGroup expects to receive approximately $179,780,256 from Lehman.

Copies of the Purchase Agreement, dated November 18, 2004 among BancGroup, Lehman and Lehman Brothers, Inc. (the “Purchase Agreement”) and the Forward Sale Agreement were filed as Exhibits 1.1 and 1.2 to BancGroup’s Current Report on Form 8-K, filed on November 22, 2005. The Purchase Agreement and the Forward Sale Agreement are more completely described in BancGroup’s Registration Statement on Form S-3 (file no. 333-120166) filed on November 2, 2004, and amended or supplemented on November 12, 2004 and November 22, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto, duly authorized.

THE COLONIAL BANCGROUP, INC. (Registrant)

Date: February 22, 2005	/s/ Sheila Moody
BY: Sheila Moody
ITS: Chief Accounting Officer

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